Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing of the Schedule 13D to which this agreement is attached and to the joint filing of all amendments thereto.

This agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories has executed one counterpart.

Dated: March 10, 2017

JLL BUILDING HOLDINGS, LLC

By JLL Partners Fund V, L.P.

By its General Partner, JLL Associates V, L.P.
By its General Partner, JLL Associates G.P. V, L.L.C.

/s/ Daniel Agroskin
Daniel Agroskin, Authorized Signatory of JLL Associates G.P. V, L.L.C.

JLL PARTNERS FUND V, L.P.

By its General Partner, JLL Associates V, L.P.
By its General Partner, JLL Associates G.P. V, L.L.C.

/s/ Daniel Agroskin
Daniel Agroskin, Authorized Signatory of JLL Associates G.P. V, L.L.C.

JLL ASSOCIATES V, L.P.

By its General Partner, JLL Associates G.P. V, L.L.C.

/s/ Daniel Agroskin
Daniel Agroskin, Authorized Signatory of JLL Associates G.P. V, L.L.C.

JLL ASSOCIATES G.P. V, L.L.C.

/s/ Daniel Agroskin
Daniel Agroskin, Authorized Signatory

/s/ Paul S. Levy
Paul S. Levy